EXHIBIT 10.1

                        SEPARATION AGREEMENT


Date:                January 31, 2005

Prepared for:        Stephen E. Foli
                     12031 Holly Court
                     Lemont, IL 60439
                     (630) 243-9130

Service Date:        June 12, 1967
Last Day Worked:     January 31, 2005


Severance Pay
-------------
You will be paid severance for 6 months commencing February 1, 2005 and ending on July 31, 2005 at your current base salary of $14,068.00 per month. Your severance pay will be payable as part of the Company's normal payroll cycle.

In the event of your death prior to completion of the total severance pay due you, the remaining severance pay balance at the time of your death will be payable to your estate in accordance with the payment schedule contained herein.

Total Maximum Severance Benefit:          $84,408.00

Outplacement Counseling/Retirement Planning
--------------------------------------------
You will be provided with executive outplacement services and retirement counseling the selection of which will be by mutual agreement.

The outplacement services will continue for 6 months. The outplacement will be fully at Viskase expense.

Should you choose retirement counseling, it will consist of a two (2) day seminar for you and your spouse. The retirement counseling will be fully at Viskase expense.

No payment will be made in lieu of these benefits.

Management Incentive Plan (M.I.P.)
----------------------------------
You will be paid any earned 2004 M.I.P. in the year 2005. This payment will be based on the achievement of the stated EBITDA goal; your personal performance; your latest annualized salary
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($168,816.00); and the target payout percentage consistent with
Management Level I (40.0%).

Restricted Stock
----------------
Under the Viskase Companies, Inc. Restricted Stock Plan, on April 3, 2003 you were granted 10,000 restricted shares.

Shares of the stock granted to you will continue to vest per the Plan's vesting schedule and will continue to be subject to the terms and conditions contained in the Plan.

Executive Auto Lease
--------------------
Viskase will provide you a lump sum payment in the amount of $8,400.00 representing the lease reimbursement of $600 per month for the remaining number of months of your auto lease. This amount will appear in your W-2 income for 2005 and will be grossed up to be tax-neutral.

Vacation
--------
You will be paid for any unused 2005 vacation, the 2006 accrued vacation and any banked vacation on your last day of employment, or January 10, 2005.

Medical, Dental, and Life Insurance Benefits
--------------------------------------------
You and all eligible dependents will be able to continue to participate in the medical, dental, basic life, supplemental life, and dependent life insurance plans during the severance period, or until you are covered under the plans of your new employer, whichever comes first. Your payroll deductions will continue for any plans you wish to maintain.

Medical and Dental Insurance Continuation
-----------------------------------------
When your coverage ends under the Viskase plans at the end of your severance period, you may continue medical and/or dental benefits with Viskase under COBRA for up to an additional 18 months. A letter will be provided to you explaining the coverage, enrollment procedures, and cost.

Life Insurance Continuation
---------------------------
Basic and supplemental life insurance plans may be converted and/or ported to an individual policy if you apply within 30 days from the end of the severance period. A conversion form and a portability form will be provided to you.

Unemployment Compensation
-------------------------
You are subject to the Unemployment Compensation laws in the State in which you work.

Defined Benefit Pension Estimate (Includes Union Carbide)
---------------------------------------------------------
You meet the requirements for a unreduced retirement benefit. You are eligible for Pension benefits beginning February 1, 2005.

SAVE Plan
---------
Your SAVE deductions will stop January 31, 2005. If your balance is over $5,000, you may

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leave your money in the Plan until age 70, or elect a distribution.  If you elect a distribution, you may receive your entire account balance in a lump sum, or roll the balance over into another tax-deferred plan. The outstanding balance of a SAVE loan is considered a distribution. A SAVE loan can be paid off with a lump sum payment. You may exercise your options by calling the Prudential Answer Line at 1.800.253.2287.

Confidential/Proprietary Acknowledgment
---------------------------------------
As part of this Separation Agreement, it is understood, as acknowledged by your signature at the end of this letter, that you will treat as "Confidential" and "Proprietary" those items unique to Viskase Corporation and Viskase Companies, Inc. and the conduct of its business, unless those items, through no fault of yours, become part of public domain. Those items shall include, but not be limited to, customer information; pricing; marketing plans; new products and processes; strategy plans; acquisitions; budgets; financial results; capital spending plans; legal proceedings; and related personnel/organizational issues. Should there be a violation of the "Confidentiality" and "Proprietary" agreement, Viskase will pursue any and all remedies allowable by law.

In addition, you will not, directly or indirectly, hire or attempt to hire any employee of Viskase Corporation and Viskase Companies, Inc. or take any other action, which would encourage any such individual to leave our employ during your severance period of six (6) months, ending July 31, 2005.


VISKASE CORPORATION


BY: /s/ Robert Weisman
    -------------------------------
      Robert Weisman
      President & CEO


By my signature below, I hereby acknowledge receipt of a signed original of this document and indicate my understanding, acceptance and agreement to all the terms and conditions of the Separation Agreement.

  /s/ Stephen E. Foli
--------------------------------------
Stephen E. Foli

Dated:     February 3, 2005
        --------------------------------------------------


     Please note that insurance plans may change or terminate at any time.